Exhibit 28(h)(17) under Form N-1A
Exhibit 10 under Item 601/Reg. S-K

Agreement for Administrative Services
EXHIBIT 1
This contract is for federated funds only.
(revised as of 9/1/10)
CONTRACT
DATE                      INVESTMENT COMPANY

11/1/03                      Federated Income Securities Trust
9/1/10                                Federated Global Macro Bond Fund
9/1/10                                           Class A Shares
9/1/10                                           Class C Shares
9/1/10                                           Institutional Shares